CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights,” “Independent Registered Public Accounting Firm” and “Financial Statements” and to the use of our reports dated February 9, 2005 on Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio and Goldman Sachs Aggressive Growth Strategy Portfolio (four of the funds comprising the Goldman Sachs Trust), which are incorporated by reference in this Registration Statement (Form N-1A 33-17619 and 811-5349) of Goldman Sachs Trust.

/s/ ERNST & YOUNG LLP

New York, New York
April 26, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights,” “Independent Registered Public Accounting Firm” and “Financial Statements” and to the use of our reports dated February 9, 2005 on Goldman Sachs CORE Tax-Managed Equity Fund, Goldman Sachs Tollkeeper Fund (formerly Goldman Sachs Internet Tollkeeper Fund) and Goldman Sachs Real Estate Securities Fund (three of the funds comprising the Goldman Sachs Trust), which are incorporated by reference in this Registration Statement (Form N-1A 33-17619 and 811-5349) of Goldman Sachs Trust.

/s/ ERNST & YOUNG LLP

New York, New York
April 26, 2005